UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 15, 2016
SANTANDER CONSUMER USA HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other Jurisdiction of Incorporation)	001-36270 (Commission File Number)	32-0414408 (IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

Registrant's telephone number, including area code:  (214) 634-1110
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Failure to Satisfy a Continued Listing Rule or Standard.
(b) Santander Consumer USA Holdings Inc. ("SC" or the "Company") will be delayed in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "Form 10-K"), beyond the March 15, 2016, extended filing date. The Company is working diligently to file the Form 10-K as soon as practicable.

As the Company previously disclosed in its Form 12b-25 filed with the Securities and Exchange Commission (the "SEC") on February 29, 2016, the Company's financial statements have not yet been completed. The Company currently has an open comment letter from the SEC's Division of Corporation Finance on the Company's Form 10-K for the year ended December 31, 2014, and Form 10-Q for the quarterly period ended September 30, 2015, with respect to estimating the Company's credit loss allowance, including the removal of seasonality and the increase in troubled debt restructuring ("TDR") impairment during the quarterly period ended September 30, 2015, as well as certain TDR disclosures.

After review, the Company is changing its methodology for estimating credit loss allowance on individually acquired retail installment contracts and will correct prior periods in Item 9B in the Form 10-K.

The Company does not foresee any interruption or change to normal business activities.

On March 15, 2016, the Company notified the New York Stock Exchange ("NYSE") that it is not in compliance with Rule 8.01E of the NYSE's listed company manual as a result of its failure to file the Form 10-K within the extended time period. As stated above, the Company is working diligently to file its Form 10-K as soon as practicable and to remedy its non-compliance with the foregoing rule.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans or future events are not historical facts and may be forward-looking. Such statements include, but are not limited to, the Company's statements regarding the anticipated timing of filing of the Form 10-K. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "intends," and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance, and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the SEC. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to, the timing and outcome of open comment letter with the SEC described in this Form 8-K; any further delay in the filing of the Form 10-K; our ability to remediate our non-compliance with the NYSE's listing standards; the suspension of our eligibility to use Form S-3 registration statements until we have timely filed our SEC periodic reports for a period of 12 months, which may increase the time and resources we need to expend if we choose to access the public capital markets; the impact on any previously reported financial statements; additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company's filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Form 8-K. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company's forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 15, 2016	SANTANDER CONSUMER USA HOLDINGS INC. By: /s/ Christopher Pfirrman Name: Christopher Pfirrman Title: Senior Chief Legal Officer